U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported): November 5, 2012

China Liaoning Dingxu Ecological Agriculture Development, Inc.

(Exact name of small business issuer as specified in its charter)

Commission File No. 333-170480

Nevada	80-0638212
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Room 2119 Mingyong Building, No. 60 Xian Road.

Shahekou District, Dalian, China 116021

(Address of Principal Executive Offices)

0086-13909840703

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

 Item 1.01 Entry into a Material Definitive Agreement.

On November 05, 2012, Mr. Chin Yung Kong, the major shareholder of China Liaoning Dingxu Ecological Agriculture Development, Inc. (“Company”), cancelled the transfer of 6,000,000 shares of common stock to Yong Huang, Wenju Lv and Geng Chen. The transfer of 6,000,000 shares of common stock to Yong Huang, Wenju Lv and Geng Chen has never been effectuated.

On January 08, 2013, Chin Yung Kong transferred 6,000,000 shares of common stock to Xiuhong Chen, Jinghe Wang and Zhixiong Han (2,000,000 shares to each person), all of whom are Chinese residents and citizens.

On January 08, 2013, Chin Yung Kong also completed the cancellation of 20,000,000 shares of common stock pursuant to the Share Cancellation Agreement with the Company entered on July 23, 2012.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

China Liaoning Dingxu Ecological Agriculture Development, Inc.
April 10, 2013
By:	/ S / Chin Yung Kong
Chin Yung Kong President and Chief Executive Officer

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